Exhibit 99.1
NEWS RELEASE

CONTACT:
Al Galgano
952-567-0295
Al.Galgano@spok.com

Spok Reports 2021 First Quarter Results

Alexandria Va. (April 28, 2021) - Spok Holdings, Inc. (NASDAQ: SPOK), a global leader in healthcare communications, today announced results for the first quarter quarter ended March 31, 2021. In addition, the Company’s Board of Directors declared a regular quarterly dividend of $0.125 per share, payable on June 24, 2021, to stockholders of record on May 25, 2021.

Key First Quarter 2021 Operating Highlights:
•First quarter 2021 software revenue of $15.9 million included $9.4 million of maintenance revenue and $6.5 million of operations revenue. This was consistent with first quarter 2020 software revenue of $15.9 million, which included $9.7 million of maintenance revenue and $6.2 million of operations revenue.
•Software bookings in the first quarter of 2021 totaled $14.6 million, compared to $15.6 million in the prior year quarter. First quarter software bookings included Spok Go® deals with an aggregate total contract value of approximately $0.7 million. First quarter software bookings also included $5.9 million of legacy operations bookings and $8.0 million of maintenance renewals. As of March 31, 2021, the software revenue backlog totaled $48.8 million, compared to the backlog of $49.1 million at March 31, 2020.
•The quarterly rate of paging unit erosion was 1.2% in the first quarter of 2021, compared to paging unit erosion of 1.3% in the first quarter of 2020. Gross disconnects were down on a year-over-year basis.
•Total paging ARPU (average revenue per unit) in the first quarter of 2021 totaled $7.34, up from ARPU of $7.31 in the first quarter of 2020, primarily due to the recovery of Telecommunications Service Charges (TRS) that began in early 2021, and general increases of Universal Service Fees

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(USF). USF and TRS fees are effectively pass-through items that have corresponding costs associated with them. Excluding these pass-through items, ARPU would have declined in-line with historical trends.
•Operating expenses in the first quarter of 2021 totaled $37.8 million, down from $41.4 million in the first quarter of 2020. Adjusted operating expenses (which excludes depreciation, amortization and accretion charges, and includes capitalized software development costs) totaled $38.0 million in the first quarter of 2021, down more than 7% from adjusted operating expenses of $40.9 million in the first quarter of 2020.
•Capital expenses were $0.7 million in the first quarter of 2021, compared to $1.0 million in the first quarter of 2020.
•The number of full-time equivalent employees as of March 31, 2021 totaled 603, compared to 620 at March 31, 2020.
•Capital paid to stockholders in the first quarter of 2021 aggregated $2.7 million. This came in the form of the Company's regular quarterly dividend.
•The Company’s cash, cash equivalents and short-term investments balance as of March 31, 2021, was $71.6 million, compared to $78.7 million at December 31, 2020.

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2021 First Quarter Results:
Consolidated revenue for the first quarter of 2021 under Generally Accepted Accounting Principles (“GAAP”) was $36.0 million, compared to $37.3 million in the first quarter of 2020.

	For the three months ended
(Dollars in thousands)	March 31, 2021	March 31, 2020	Change (%)
Wireless revenue
Paging revenue	$19,353	$20,451	(5.4)%
Product and other revenue	767	935	(18.0)%
Total wireless revenue	$20,120	$21,386	(5.9)%

Software revenue
License	$1,507	$955	57.8%
Services	$4,354	$4,549	(4.3)%
Equipment	$616	$725	(15.0)%
Subscription	$45	$—	—%
Maintenance	9,394	9,652	(2.7)%
Total software revenue	15,916	15,881	0.2%
Total revenue	$36,036	$37,267	(3.3)%

GAAP net loss for the first quarter of 2021 was $2.3 million, or a loss of $0.12 per basic and diluted share, compared to a net loss of $4.5 million, or a loss of $0.24 per basic and diluted share, in the first quarter of 2020. In the first quarter of 2021, adjusted EBITDA totaled $0.3 million compared to an adjusted EBITDA loss of $2.5 million in the first quarter of 2020.

	For the three months ended
(Dollars in thousands)	March 31, 2021	March 31, 2020	Change (%)
Net loss	$(2,297)	$(4,539)	49.4%
Basic and diluted net loss per common share	$(0.12)	$(0.24)	50.0%
Adjusted EBITDA	$306	$(2,485)	112.3%

Management Commentary:
“We are encouraged by our performance in the first quarter and believe it sets a solid foundation for the remainder of 2021, as we continue our transition from a traditional communications company to an integrated

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clinical software-based business,” said Vincent D. Kelly, president and chief executive officer. "While we are still operating in a very challenging environment, we are making tangible progress executing against our strategy, and we are beginning to see benefits to our business as a result of the increasing prevalence of COVID-19 vaccines. Notably, our sales and services teams are resuming more normalized travel schedules and visiting customer sites in-person that they had been prevented from visiting since early last year.
"We launched Spok Go, our software-as-a-service, cloud-native platform just over a year ago, at the onset of the pandemic. Despite unprecedented challenges, our team was able to generate initial sales of this platform in the second half of last year, and that momentum has carried into 2021. In the first quarter, we announced the international expansion of the Spok Go platform in Canada and Australia, with localized capabilities to meet compliance and language requirements. We also added two more Spok Go wins in these markets. We also made significant progress in clinical innovation partner development, collaborating with both Mayo Clinic and St. Joseph's Healthcare Hamilton to enhance the clinical optimization of the Spok Go platform. These partnerships are very valuable to us, as they are further evidence of the broad acceptance that our Spok Go platform is receiving and provide us insights from best-in-class organizations to enhance the capabilities of Spok Go.
"In the first quarter, we slightly grew software revenue, and our backlog was consistent with prior year levels. We believe these are significant milestones in our recovery to pre-pandemic operating performance, as it shows a comparison to the last quarter that was not materially impacted by COVID-19. Additionally, in the first quarter, we saw continued solid trends in our wireless business. We are focused on maintaining our cash, cash equivalents and short-term investments balances, and in the first quarter, we generated slightly positive cash flow from operations. We achieved these results while continuing to support our Spok Care Connect® platform and investing in Spok Go. Last year we implemented a furlough program designed to conserve cash, prevent layoffs and continue our investment while our healthcare customers struggled with the pandemic. We continued that plan into 2021 with across-the-board furloughs of one week in each of the 1st and 2nd quarters. We are ending furloughs after the second quarter and have no plans to continue them going forward," concluded Kelly.

Business Outlook:
Michael W. Wallace, chief operating officer and chief financial officer, said, “Disciplined expense management continues to be a key focus, as we further align expense levels with market demand for our products. During the first quarter, operating expenses were down nearly 9% and adjusted operating expenses were down more than

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7% from prior year levels, with improvements in most expense categories over that period. Spok’s balance sheet remains strong, as the cash, cash equivalents and short-term investments balance was $71.6 million at March 31, 2021 and we are still operating with no debt.”
Regarding financial guidance for 2021, based on the increased visibility the Company has into the operating environment through the end of the year, and the discontinuance of the furlough program after the second quarter, Spok revised its 2021 financial guidance ranges. Spok's revised expectations are summarized in the following table:

(Unaudited and in millions)	Previous Guidance Full Year 2021			Current Guidance Full Year 2021
Revenue
Wireless	$74.0	to	$80.0	$77.0	to	$81.0
Software	$58.2		$67.2	$61.0		$70.0
Total Revenue	$132.2		$147.2	$138.0		$151.0

Adjusted Operating Expenses	$142.7		$150.7	$151.0		$157.0

Capital Expenditures	$2.7		$6.7	$3.5		$5.5

On April 14, 2021, in support of the Company's Board of Directors’ ongoing annual refreshment process, Brian O’Reilly informed the Company that he will not stand for re-election to the Board at the Company’s 2021 annual meeting of stockholders. Mr. O’Reilly will remain a director and maintain his committee memberships through the 2021 annual meeting. Royce Yudkoff, chairman of the board of directors, said, "On behalf of my fellow directors, I would like to thank Brian for his many years of leadership on the Board and the significant contributions he has made to the Company."
In addition, on June 1, 2021, the Company will publish its inaugural Environmental, Social, and Governance (ESG) Report, reflecting a continued commitment to advancing the Company’s ESG goals and sustainable business practices.

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2021 Investor Day Program:
The Company also announced that it plans to host an investor day during the week of October 11th. The investor day program will feature presentations by management. The investor day will be run concurrently with Spok's Connect '21 customer conference in Dallas. Investors will be invited to attend the Connect '21 keynote address and opening sessions on the first day of the conference. Investors would then be invited to a breakout session for the management presentations. The investor day will conclude at the end of the first day of the Connect '21 conference. The Company will provide more details in future press releases.

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2021 First Quarter Call and Replay:
Spok plans to host a conference call for investors to discuss its 2021 first quarter results at 10:00 a.m. ET on Thursday, April 29, 2021. Dial-in numbers for the call are 1 334-323-0501 or 800-353-6461. The confirmation code for the call is 4773192. A replay of the call will be available from 1:00 p.m. ET on April 29, 2021 until 1:00 p.m. ET on Thursday, May 13, 2021. To listen to the replay, please register at http://tinyurl.com/Spok2021Q1earningsreplay. Please cut and paste this address into your browser, enter the registration information, and you will be given access to the replay.

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About Spok
Spok, Inc., a wholly owned subsidiary of Spok Holdings, Inc. (NASDAQ: SPOK), headquartered in Alexandria, Virginia, is proud to be a global leader in healthcare communications. We deliver clinical information to care teams when and where it matters most to improve patient outcomes. Top hospitals rely on the Spok Go® and Spok Care Connect® platforms to enhance workflows for clinicians and support administrative compliance. Our customers send over 100 million messages each month through their Spok® solutions. When seconds count and patients' lives are at stake, Spok enables smarter, faster clinical communication. For more information, visit spok.com or follow @spoktweets on Twitter.
Spok is a trademark of Spok Holdings, Inc. Spok Go and Spok Care Connect are trademarks of Spok, Inc.
Non-GAAP Financial Measures
This press release contains the following non-GAAP financial measures: adjusted operating expenses and adjusted EBITDA. Adjusted operating expenses excludes depreciation, amortization and accretion, and includes capitalized software development costs. Adjusted EBITDA represents net income/(loss) before interest income/expense, income tax expense/benefit, depreciation, amortization and accretion expense, stock based compensation expense, and includes capitalized software development costs.
We believe that these non-GAAP financial measures provide useful information to management and investors regarding certain financial and business trends relating to Spok's financial condition and results of operations. We use these non-GAAP measures for financial, operational and budgetary decision-making purposes, to understand and evaluate our core operating performance and trends, and to generate future operating plans. We believe that these non-GAAP financial measures permit us to more thoroughly analyze key financial metrics used to make operational decisions and allow us to assess our core operating results. We believe that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing our financial measures with other software companies who present similar non-GAAP financial measures. We adjust for certain items because we do not regard these costs as reflective of normal costs related to the ongoing operation of the business in the ordinary course. In general, these items possess one or more of the following characteristics; non-cash expenses, factors outside of our control, items that are non-operational in nature, and unusual items not expected to occur in the normal course of business.
We do not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal of these non-GAAP financial measures is that they exclude significant expenses and income that are required by GAAP to be recorded in the Company's financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgment by management about which expenses and income are excluded or included in determining these non-GAAP financial measures. In order to compensate for these limitations, management presents non-GAAP financial measures in connection with GAAP results. We urge investors to review the reconciliation of our non-GAAP financial measures to the comparable GAAP financial measures, which are included in this press release, and not to rely on any single financial measure to evaluate our business.

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Safe Harbor Statement under the Private Securities Litigation Reform Act
Statements contained herein or in prior press releases which are not historical fact, such as statements regarding Spok’s future operating and financial performance, are forward-looking statements for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve risks and uncertainties that may cause Spok’s actual results to be materially different from the future results expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially from those expectations include, but are not limited to, risks related to the COVID-19 pandemic and its effect on our business and the economy, other economic conditions such as recessionary economic cycles, higher interest rates, inflation and higher levels of unemployment, our ability to effectively develop, introduce and deploy our integrated communications platform and collaboration platform, Spok Go, declining demand for paging products and services, continued demand for our software products and services, our dependence on the U.S. healthcare industry, our ability to develop additional software solutions for our customers and manage our development as a global organization, the ability to manage operating expenses, particularly third-party consulting services and research and development costs, future capital needs, competitive pricing pressures, competition from traditional paging services, other wireless communications services and other software providers, many of which are substantially larger and have much greater financial and human capital resources, changes in customer purchasing priorities or capital expenditures, government regulation of our products and services and the healthcare and health insurance industries, reliance upon third-party providers for certain equipment and services, unauthorized breaches or failures in cybersecurity measures adopted by us and/or included in our products and services, the effects of changes in accounting policies or practices, our ability to realize the benefits associated with our deferred tax assets, and future impairments of our long-lived assets, amortizable intangible assets and goodwill, as well as other risks described from time to time in our periodic reports and other filings with the Securities and Exchange Commission. Although Spok believes the expectations reflected in the forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained. Spok disclaims any intent or obligation to update any forward-looking statements.

Tables to Follow

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SPOK HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (a)
(Unaudited and in thousands except share, per share amounts and ARPU)

	For the three months ended
	3/31/2021	3/31/2020
Revenue:
Wireless	$20,120	$21,386
Software	15,916	15,881
Total revenue	36,036	37,267
Operating expenses:
Cost of revenue	7,241	8,264
Research and development	4,506	5,449
Technology operations	7,252	7,904
Selling and marketing	4,900	6,361
General and administrative	11,150	11,251
Depreciation, amortization and accretion	2,727	2,146
Total operating expenses	37,776	41,375
% of total revenue	104.8%	111.0%
Operating loss	(1,740)	(4,108)
% of total revenue	(4.8)%	(11.0)%
Interest income	61	363
Other expense	(27)	(137)
Loss before income taxes	(1,706)	(3,882)
Provision for income taxes	(591)	(657)
Net loss	$(2,297)	$(4,539)
Basic and diluted net loss per common share	$(0.12)	$(0.24)
Basic and diluted weighted average common shares outstanding	19,272,786	18,958,716
Cash dividends declared per common share	0.125	0.125
Key statistics:
Units in service	874	926
Average revenue per unit (ARPU)	$7.34	$7.31
Bookings	$14,597	$15,639
Backlog	$48,849	$49,052

(a) Slight variations in totals are due to rounding.

SPOK HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (a)
(Unaudited and in thousands except share, per share amounts and ARPU)

	For the three months ended
	3/31/2021	12/31/2020	9/30/2020	6/30/2020	3/31/2020	12/31/2019	9/30/2019	6/30/2019
Revenue:
Wireless	$20,120	$20,300	$20,828	$21,078	$21,386	$21,615	$21,814	$22,127
Software	15,916	17,180	16,865	14,661	15,881	17,933	17,639	17,398
Total revenue	36,036	37,480	37,693	35,739	37,267	39,548	39,453	39,525
Operating expenses:
Cost of revenue	7,241	7,833	6,544	5,901	8,264	8,051	7,190	7,239
Research and development	4,506	4,166	3,459	2,754	5,449	7,132	7,437	6,807
Technology operations	7,252	7,371	7,357	7,212	7,904	8,083	7,805	7,866
Selling and marketing	4,900	5,004	4,272	3,831	6,361	5,891	5,595	5,574
General and administrative	11,150	10,046	10,994	10,810	11,251	11,531	11,813	11,696
Depreciation, amortization and accretion	2,727	2,503	2,335	2,072	2,146	2,250	2,305	2,335
Goodwill impairment	—	25,007	—	—	—	8,849	—	—
Total operating expenses	37,776	61,930	34,961	32,580	41,375	51,787	42,145	41,517
% of total revenue	104.8%	165.2%	92.8%	91.2%	111.0%	130.9%	106.8%	105.0%
Operating (loss) income	(1,740)	(24,450)	2,732	3,159	(4,108)	(12,239)	(2,692)	(1,992)
% of total revenue	(4.8)%	(65.2)%	7.2%	8.8%	(11.0)%	(30.9)%	(6.8)%	(5.0)%
Interest income	61	51	127	146	363	350	399	452
Other (expense) income	(27)	95	151	101	(137)	206	163	602
(Loss) income before income taxes	(1,706)	(24,304)	3,010	3,406	(3,882)	(11,683)	(2,130)	(938)
(Provision for) benefit from income taxes	(591)	(22,306)	155	353	(657)	2,172	804	268
Net (loss) income	$(2,297)	$(46,610)	$3,165	$3,759	$(4,539)	$(9,511)	$(1,326)	$(670)
Basic net (loss) income per common share	$(0.12)	$(2.44)	$0.17	$0.20	$(0.24)	$(0.50)	$(0.07)	$(0.03)
Diluted net (loss) income per common share	(0.12)	(2.44)	0.16	0.20	(0.24)	(0.50)	(0.07)	(0.03)
Basic weighted average common shares outstanding	19,272,786	19,088,329	19,051,502	19,016,853	18,958,716	18,860,020	19,086,811	19,217,866
Diluted weighted average common shares outstanding	19,272,786	19,088,329	19,208,452	19,115,148	18,958,716	18,860,020	19,086,811	19,217,866
Key statistics:
Units in service	874	885	898	915	926	938	955	977
Average revenue per unit (ARPU)	$7.34	$7.30	$7.34	$7.24	$7.31	$7.33	$7.32	$7.26
Bookings	$14,597	$16,528	$21,414	$15,411	$15,639	$21,932	$20,421	$21,334
Backlog	$48,849	$50,504	$51,708	$48,441	$49,052	$50,553	$42,604	$39,718

(a) Slight variations in totals are due to rounding.

SPOK HOLDINGS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS (a)
(In thousands)

	3/31/2021	12/31/2020

ASSETS	Unaudited

Current assets:
Cash and cash equivalents	$41,646	$48,729
Short term investments	29,996	29,995
Accounts receivable, net	28,675	29,934
Prepaid expenses	8,284	8,958
Other current assets	1,681	1,269
Total current assets	110,282	118,885
Non-current assets:
Property and equipment, net	7,421	7,815
Operating lease right-of-use assets	17,636	14,016
Capitalized software development, net	12,064	10,179
Goodwill	99,175	99,175
Intangible assets, net	—	417
Deferred income tax assets, net	25,223	25,826
Other non-current assets	875	978
Total non-current assets	162,394	158,406
Total assets	$272,676	$277,291

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$4,451	$6,685
Accrued compensation and benefits	13,084	14,103
Deferred revenue	26,743	27,686
Operating lease liabilities	6,037	5,264
Other current liabilities	3,923	3,702
Total current liabilities	54,238	57,440
Non-current liabilities:
Asset retirement obligations	7,402	7,289
Operating lease liabilities	12,640	9,456
Other non-current liabilities	1,824	2,493
Total non-current liabilities	21,866	19,238
Total liabilities	76,104	76,678
Commitments and contingencies
Stockholders' equity:
Preferred stock	$—	$—
Common stock	2	2
Additional paid-in capital	92,575	91,780
Accumulated other comprehensive loss	(1,438)	(1,452)
Retained earnings	105,433	110,283
Total stockholders' equity	196,572	200,613
Total liabilities and stockholders' equity	$272,676	$277,291

(a) Slight variations in totals are due to rounding.

SPOK HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (a)
(Unaudited and in thousands)

	For the three months ended
	3/31/2021	3/31/2020
Operating activities:
Net loss	$(2,297)	$(4,539)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation, amortization and accretion	2,727	2,146
Deferred income tax expense	510	790
Stock-based compensation	2,239	1,182
Provisions for doubtful accounts, service credits and other	215	18
Changes in assets and liabilities:
Accounts receivable	1,039	2,441
Prepaid expenses and other assets	457	238
Net operating lease liabilities	338	(77)
Accounts payable, accrued liabilities and other	(3,038)	(340)
Deferred revenue	(1,471)	(542)
Net cash provided by operating activities	719	1,317
Investing activities:
Purchases of property and equipment	(727)	(1,049)
Capitalized software development	(2,920)	(1,705)
Purchase of short-term investments	(14,995)	(14,888)
Maturity of short-term investments	15,000	15,000
Net cash used in investing activities	(3,642)	(2,642)
Financing activities:
Cash distributions to stockholders	(2,730)	(2,629)
Purchase of common stock for tax withholding on vested equity awards	(1,444)	(903)
Net cash used in financing activities	(4,174)	(3,532)
Effect of exchange rate on cash	14	(220)
Net decrease in cash and cash equivalents	(7,083)	(5,077)
Cash and cash equivalents, beginning of period	48,729	47,361
Cash and cash equivalents, end of period	$41,646	$42,284
Supplemental disclosure:
Income taxes paid	$(118)	$—

(a) Slight variations in totals are due to rounding.

SPOK HOLDINGS, INC.
CONSOLIDATED REVENUE
SUPPLEMENTAL INFORMATION (a)
(Unaudited and in thousands)

	For the three months ended
	3/31/2021	12/31/2020	9/30/2020	6/30/2020	3/31/2020	12/31/2019	9/30/2019	6/30/2019
Revenue
Paging	$19,353	$19,513	$19,961	$19,990	$20,451	$20,826	$21,212	$21,342
Non-paging	$767	$787	$867	$1,088	$935	$789	$602	$785
Total wireless revenue	$20,120	$20,300	$20,828	$21,078	$21,386	$21,615	$21,814	$22,127

License	$1,507	$1,486	$1,988	$749	$955	$1,711	$2,723	$1,676
Services	$4,354	$4,778	$4,772	$3,812	$4,549	$4,947	$4,202	$4,835
Equipment	$616	$961	$554	$601	$725	$1,125	$689	$842
Subscription	$45	$42	$24	$—	$—	$—	$—	$—
Operations revenue	$6,522	$7,267	$7,338	$5,162	$6,229	$7,783	$7,614	$7,353

Maintenance revenue	$9,394	$9,913	$9,527	$9,499	$9,652	$10,150	$10,025	$10,045
Total software revenue	$15,916	$17,180	$16,865	$14,661	$15,881	$17,933	$17,639	$17,398

Total revenue	$36,036	$37,480	$37,693	$35,739	$37,267	$39,548	$39,453	$39,525

(a) Slight variations in totals are due to rounding.

SPOK HOLDINGS, INC.
CONSOLIDATED OPERATING EXPENSES
SUPPLEMENTAL INFORMATION (a)
(Unaudited and in thousands)

	For the three months ended
	3/31/2021	12/31/2020	9/30/2020	6/30/2020	3/31/2020	12/31/2019	9/30/2019	6/30/2019
Cost of revenue
Payroll and related	$5,369	$5,447	$4,941	$4,350	$5,785	$5,222	$5,099	$4,749
Cost of sales	1,251	1,740	1,064	1,098	1,940	2,278	1,567	1,900
Stock-based compensation	322	136	148	134	119	42	21	97
Other	299	510	391	319	420	509	503	493
Total cost of revenue	7,241	7,833	6,544	5,901	8,264	8,051	7,190	7,239
Research and development
Payroll and related	4,475	4,358	4,147	4,115	4,761	5,056	5,083	4,639
Outside services	2,277	2,358	2,113	1,803	1,584	1,742	2,027	1,912
Capitalized software development	(2,920)	(3,046)	(2,906)	(3,596)	(1,705)	—	—	—
Stock-based compensation	475	246	240	243	236	113	102	84
Other	199	250	(135)	189	573	221	225	172
Total research and development	4,506	4,166	3,459	2,754	5,449	7,132	7,437	6,807
Technology operations
Payroll and related	2,467	2,467	2,246	2,213	2,712	2,656	2,823	2,662
Site rent	3,196	3,313	3,467	3,399	3,398	3,669	3,269	3,480
Telecommunications	837	857	949	961	1,001	1,026	1,016	1,019
Stock-based compensation	137	48	52	47	43	32	30	30
Other	615	686	643	592	750	700	667	675
Total technology operations	7,252	7,371	7,357	7,212	7,904	8,083	7,805	7,866
Selling and marketing
Payroll and related	3,135	2,912	2,773	2,538	3,583	3,382	3,524	3,329
Commissions	1,105	1,178	1,059	852	1,212	1,158	1,114	1,298
Stock-based compensation	319	192	208	194	172	164	137	128
Advertising and events	161	539	151	160	784	1,034	703	656
Other	180	183	81	87	610	153	117	163
Total selling and marketing	4,900	5,004	4,272	3,831	6,361	5,891	5,595	5,574
General and administrative
Payroll and related	3,818	3,373	3,476	3,355	4,134	3,974	4,220	4,136
Stock-based compensation	986	726	968	744	612	770	674	690
Facility rent, office, and technology costs	2,480	2,412	178	628	43	56	402	(96)
Outside services	1,825	1,584	2,259	2,276	2,068	1,952	2,369	2,485
Taxes, licenses and permits	1,081	484	2,148	2,043	2,036	2,350	2,004	2,306
Bad debt	106	202	994	804	859	1,000	888	863
Other	854	1,265	971	960	1,499	1,429	1,256	1,312
Total general and administrative	11,150	10,046	10,994	10,810	11,251	11,531	11,813	11,696
Depreciation, amortization and accretion	2,727	2,503	2,335	2,072	2,146	2,250	2,305	2,335
Goodwill impairment	—	25,007	—	—	—	8,849	—	—
Operating expenses	$37,776	$61,930	$34,961	$32,580	$41,375	$51,787	$42,145	$41,517
Capital expenditures	$727	$638	$934	$846	$1,063	$679	$1,378	$1,495

(a) Slight variations in totals are due to rounding.

SPOK HOLDINGS, INC.
UNITS IN SERVICE ACTIVITY, MARKET SEGMENT, CHURN
AND AVERAGE REVENUE PER UNIT (ARPU) (a)
(Unaudited and in thousands)

	For the three months ended
	3/31/2021	12/31/2020	9/30/2020	6/30/2020	3/31/2020	12/31/2019	9/30/2019	6/30/2019
Paging units in service
Beginning units in service (000's)	885	898	915	926	938	955	977	982
Gross placements	20	20	25	35	24	22	28	35
Gross disconnects	(31)	(33)	(42)	(46)	(36)	(39)	(50)	(40)
Net change	(11)	(13)	(17)	(11)	(12)	(17)	(22)	(5)
Ending units in service	874	885	898	915	926	938	955	977
End of period units in service % of total (b)
Healthcare	84.1%	83.6%	83.7%	83.6%	82.6%	82.4%	81.7%	81.7%
Government	4.8%	5.3%	5.3%	5.5%	5.4%	5.4%	5.5%	5.6%
Large enterprise	4.3%	4.3%	4.3%	4.4%	5.5%	5.5%	6.1%	5.9%
Other(b)	6.8%	6.8%	6.6%	6.6%	6.5%	6.6%	6.7%	6.8%
Total	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%
Account size ending units in service (000's)
1 to 100 units	59	61	63	65	67	69	72	74
101 to 1,000 units	163	167	167	165	171	173	175	179
>1,000 units	652	657	668	685	688	696	708	724
Total	874	885	898	915	926	938	955	977
Account size net loss rate(c)
1 to 100 units	(3.3)%	(3.2)%	(2.9)%	(3.1)%	(3.0)%	(3.8)%	(2.1)%	(3.2)%
101 to 1,000 units	(2.4)%	—%	1.5%	(4.2)%	(1.0)%	(1.0)%	(2.4)%	(3.9)%
>1,000 units	(0.8)%	(1.6)%	(2.5)%	(0.4)%	(1.2)%	(1.8)%	(2.2)%	0.7%
Total	(1.2)%	(1.4)%	(1.9)%	(1.3)%	(1.3)%	(1.8)%	(2.2)%	(0.5)%
Account size ARPU
1 to 100 units	$11.72	$11.62	$11.80	$11.65	$12.01	$11.99	$11.84	$12.00
101 to 1,000 units	8.33	8.35	8.37	8.24	8.34	8.31	8.41	8.47
>1,000 units	6.68	6.62	6.67	6.57	6.59	6.62	6.59	6.47
Total	$7.34	$7.30	$7.34	$7.24	$7.31	$7.33	$7.32	$7.26

(a) Slight variations in totals are due to rounding.
(b) Other includes hospitality, resort and indirect units
(c) Net loss rate is net current period placements and disconnected units in service divided by prior period ending units in service.

SPOK HOLDINGS, INC.
RECONCILIATION OF NET LOSS TO EBITDA (a)
(Unaudited and in thousands)

	For the three months ended
	3/31/2021	3/31/2020
Net loss	$(2,297)	$(4,539)
Add back:
Provision for income taxes	591	657
Other expenses	27	137
Interest income	(61)	(363)
Operating loss	(1,740)	(4,108)
Depreciation, amortization and accretion	2,727	2,146
EBITDA	$987	$(1,962)
Capitalized software development costs	(2,920)	(1,705)
Stock-based compensation	2,239	1,182
Adjusted EBITDA	$306	$(2,485)

(a) Slight variations in totals are due to rounding.

RECONCILIATION OF OPERATING EXPENSES TO ADJUSTED OPERATING EXPENSES (a)
(Unaudited and in thousands)

	For the three months ended
	3/31/2021	3/31/2020
Operating expenses	$37,776	$41,375
Add back:
Depreciation, amortization and accretion	(2,727)	(2,146)
Capitalized software development costs	2,920	1,705
Adjusted operating expenses	$37,969	$40,934

(a) Slight variations in totals are due to rounding.

(Unaudited and in millions)

	Previous Guidance Full Year 2021			Current Guidance Full Year 2021
Operating expenses	$141.4	to	$149.4	$149.7	to	$155.7
Add back:
Depreciation, amortization and accretion	(10.2)		(10.2)	(10.2)		(10.2)
Capitalized software development costs	11.5		11.5	11.5		11.5
Adjusted operating expenses	$142.7		$150.7	$151.0		$157.0